EXHIBIT 23(C)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          We hereby consent to the use in this Registration Statement on Form S-4 of our report dated January 21, 2000 (except for Note 3, as to which the date is February 4, 2000) relating to the financial statements and financial statement schedules included in DPL Inc.'s Annual Report on Form 10-K for the year ending December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Dayton, Ohio
May 25, 2000